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                                                                    EXHIBIT 3.31


                            ARTICLES OF INCORPORATION

                                       OF

                                TEXEL CORPORATION



                 I hereby associate to form a Corporation under the provisions of Chapter 1, Title 13.1 of the 1950 Code of Virginia, as amended, and to that end set forth the following:

                 1. The name of the Corporation is Texel Corporation.

                 2. The Corporation is organized for the following purposes:

                 To provide telecommunication and computer system installation, maintenance and other related services.

                 To acquire, by purchase, lease, or otherwise, lands and interest in lands, and to own, hold, improve, develop and manage any real estate so acquired, and to erect, or cause to be erected, on any lands owned, held or occupied by the Corporation, buildings or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on any land so owned, held or occupied, and to encumber or dispose of any lands or interest in lands, and any buildings or other structures, and any stores, shops, suites, rooms or parts of any buildings or other structures, at any time owned or held by the Corporation.

                 To acquire, by purchase, lease, manufacture, or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development or management of any property, real or personal, at any time owned, held or occupied by the Corporation and to invest, trade and deal in any personal property deemed beneficial to the Corporation, and to encumber or dispose of any personal property at any time owned or held by the Corporation.


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                 To acquire, by purchase, lease, or otherwise, lands and
interest in lands, and to own, hold, improve, develop and manage any real estate so acquired, and to erect, or cause to be erected, on any lands owned, held or occupied by the Corporation, buildings or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on any land so owned, held or occupied, and to encumber or dispose of any lands or interest in lands, and any buildings or other structures, and any stores, shops, suites, rooms or parts of any buildings or other structures, at any time owned or held by the Corporation.

                 To acquire, by purchase, lease, manufacture, or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development or management of any property, real or personal, at any time owned, held or occupied by the Corporation and to invest, trade and deal in any personal property deemed beneficial to the Corporation, and to encumber or dispose of any personal property at any time owned or held by the Corporation.

                 To transact any or all lawful business for which corporations may be incorporated under the laws of the Commonwealth of Virginia.


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                                       -2-



         3. The Corporation may invest its funds in real estate, mortgages, stocks, bonds or other types of investments as permitted by law.

         4. The number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

                Class                   Shares                Par Value
                -----                   ------                ---------
                Common                    1000                  $1.00

         5. The post office address of the initial registered office of the Corporation is 4414 Rockcrest Drive, Fairfax, Virginia 22032. The name of the county in which the registered office is located is the County of Fairfax, Virginia. The name of the initial registered agent is Joan E. Kasprowicz, who is a resident of the Commonwealth of Virginia, and is a Director of the Corporation and whose business address is the same as the address of the initial registered office of the Corporation.

         6. The number of Directors constituting the initial Board of Directors is four (4) and the names and addresses of the persons to serve as the initial Directors are:

         Edward Scott Kasprowicz            Joan Edith Kasprowicz
         4414 Rockcrest Drive               4414 Rockcrest Drive
         Fairfax, Virginia 22032            Fairfax, Virginia 22032

         Rodney William Cannon              Kenneth Bruce Harrington
         4512 Dixie Hill Road               6927 Chestnut Avenue
         Fairfax, Virginia 22030            Falls Church, Virginia 22042

         7. The number of Directors of the Corporation shall not be less than one (1), but the number of Directors may be increased by amendment of the Bylaws.

         8. In the election of Directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. A stockholder may cumulate his votes by giving one candidate as many votes as the number of Directors to be elected multiplied by the number of voting shares he owns. Direc-


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the Commonwealth of Virginia, and is a Director of the Corporation and whose business address is the same as the address of the initial registered office of the Corporation.

         6. The number of Directors constituting the initial Board of Directors is four (4) and the names and addresses of the persons to serve as the initial Directors are:

         Edward Scott Kasprowicz          Joan Edith Kasprowicz
         4414 Rockcrest Drive             4414 Rockcrest Drive
         Fairfax, Virginia 22032          Fairfax, Virginia 22032

         Rodney William Cannon            Kenneth Bruce Harrington
         4512 Dixie Hill Road             6927 Chestnut Avenue
         Fairfax, Virginia 22030          Falls Church, Virginia 22042

         7. The number of Directors of the Corporation shall not be less than one (1), but the number of Directors may be increased by amendment of the Bylaws.

         8. In the election of Directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. A stockholder may cumulate his votes by giving one candidate as many votes as the number of Directors to elected multiplied by the number of voting shares he owns. Directors shall not be classified.

         GIVEN UNDER MY HAND THIS 14th day of September 1983.

                           /s/ JOHN S. WISIACKAS        (SEAL)
                         -------------------------------
                         John S. Wisiackas
                         Incorporator